HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
EXHIBIT 11
CALCULATION OF EARNINGS PER SHARE
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

                                                             Three Months Ended June 30         Six Months Ended June 30
                                                           -----------------------------    -------------------------------
Basic:                                                          2004             2003             2004             2003
-------                                                    -------------    -------------    -------------    -------------

Income from continuing operations                          $     954,319    $   1,289,929    $   2,147,884    $   2,022,204
Income from discontinued operations                                    -          278,106                -          672,349
                                                           -------------    -------------    -------------    -------------
Net income                                                 $     954,319    $   1,568,035    $   2,147,884    $   2,694,553
                                                           =============    =============    =============    =============

Common shares:

  Weighted average number of common shares outstanding         3,627,540        3,480,858        3,589,693        3,475,423
                                                           -------------    -------------    -------------    -------------


Net income per common share:
    Continuing operations                                  $         .26    $         .37    $         .60    $         .58
    Discontinued operations                                                           .08                               .20
                                                           -------------    -------------    -------------    -------------
                                                           $         .26    $         .45    $         .60    $         .78
                                                           =============    =============    =============    =============

Diluted:
-------------

Income from continuing operations                          $     954,319    $   1,289,929    $   2,147,884    $   2,022,204
Income from discontinued operations                                    -          278,106                -          672,349
                                                           -------------    -------------    -------------    -------------
Net income                                                 $     954,319    $   1,568,035    $   2,147,884    $   2,694,553
                                                           =============    =============    =============    =============

Common and common equivalent shares:

  Weighted average number of common shares outstanding         3,627,540        3,480,858        3,589,693        3,475,423
  Dilutive effect of convertible preferred shares
     outstanding                                                 217,676          220,100          218,888          220,100
  Dilutive effect of stock options outstanding after
     application of treasury stock method                        147,410           56,805          115,620           51,994
  Dilutive effect of Employee Stock
    Purchase Plan shares subscribed                                4,806            6,428            3,965            6,223
                                                           -------------    -------------    -------------    -------------
                                                               3,997,432        3,764,191        3,928,166        3,753,740
                                                           =============    =============    =============    =============

Diluted net income per share:
    Continuing operations                                  $         .24    $         .34    $         .55    $         .54
    Discontinued operations                                                           .08                               .18
                                                           -------------    -------------    -------------    -------------
                                                           $         .24    $         .42    $         .55    $         .72
                                                           =============    =============    =============    =============
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